Exhibit 10.26

Modification To

Other Transaction for Prototype Agreement

Agreement Between

JOBY AERO, INC

340 Woodpecker Ridge Road

Santa Cruz, CA 95060

And

The United States Air Force

[*****]

Agreement No: FA8002-20-9-0143 / Modification No: 0001

Total Amount of the Original Agreement: $1,493,289.43

Total Amount of the Modified Agreement: $44,837, 914.43

Change in Value of the Agreement: $43,344,625.00

Additional Funds Obligated by Modification: $12,800,000.00

Total Funds Obligated: $14,293,289.43

Authority: 10 U.S.C. § 2371b

Effective Date of the Modification: 14 July 2020

The Modification to this Agreement is entered into between the United States of America, hereinafter called the Government, represented by the United States Air Force, and Joby Aero Inc. pursuant to and under United States Federal law.

FOR JOBY AERO, INC.

/s/ [*****] [*****], Contract Lead	7/14/2020 Date

FOR THE GOVERNMENT

The United States Air Force

/s/ [*****] [*****], Capt USAF [*****]	7/14/2020 Date

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Table of Changes

The table below lists all changes made to this Agreement. Changes within the Agreement are in blue.

All other terms and conditions of this Agreement remain in full force and effect. All work codified under Attachment 1: Statement of Work remains unchanged, and all associated terms and conditions of the work described therein remain unchanged and contractually binding.

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ARTICLE I: Scope of the Agreement

A. Background

Joby Aero Inc’s capability to operate as an optionally piloted aircraft, with full flight envelope protection and [*****], is of both commercial and military utility. The Air Force and Joby will partner (hereby referred to as Phase II) to conduct detailed studies/whitepapers, develop a Department of Defense (DoD) Airworthiness plan, identify military installations for early operations, create a Concept of Operations (CONOP) to support those activities, and draft range/infrastructure use agreements for potential flight test activities. This phase will also support operational testing “as needed” at a mutually agreed upon DoD range. This support is important to the ongoing Federal Aviation Administration (FAA) Type Certification efforts for the company’s commercial product and to the government’s interest in adopting cutting edge Electric Vertical Take- Off and Landing Aircraft (eVTOL) into its strategic capability portfolio.

B. Definitions

In this Agreement, the following definitions apply:

Agreement: The body of this Agreement and Attachment 1, which are expressly incorporated in and made a part of the Agreement.

Agreements Officer (AO): The person identified by the Government in this Agreement authorized to enter into, administer, or terminate this Agreement.

Agreements Officer’s Technical Representative (AOTR): is the individual designated by the Government on a per project basis to monitor all technical aspects; the AOTR shall only assist in agreement administration of the specific project to the extent expressly delegated such administration authority in writing in the Project Agreement by the responsible Agreements Officer.

Background IP: all Technology owned by Performer prior to the date of this Agreement or acquired, made, conceived, developed or reduced to practice by or for Performer outside of the performance of this Agreement.

Business Days or Working Day: Every official working day of the week and do not include weekends or U.S. Federal holidays.

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Contracting Activity: means an element of an agency designated by the agency head and delegated broad authority regarding acquisition functions. It also means elements or another agency designated by the director of a defense agency which has been delegated contracting authority through its agency charter.

Data: Recorded information, regardless of form or method of recording, which includes but is not limited to, technical data, software, maskworks, and trade secrets. The term does not include financial, administrative, cost, pricing or management information and does not include subject inventions, included in Article VII.

Date of Completion: is the date on which all work is completed or the date on which the period of performance ends.

Deliverables: The tangible materials, items, information or any Services outputs, reports and/or results (including any related documentation) to be delivered by the Performer, to the Government, pursuant to a Statement of Work in consideration for payment of the price.

Effective Date: means the date when this Agreement is signed and executed by the Agreements Officer for the Government.

Foreign Firm or Institution: A firm or institution organized or existing under the laws of a country other than the United States, its territories, or possessions. The term includes, for purposes of this Agreement, any agency or instrumentality of a foreign Government; and firms, institutions or business organizations which are owned or substantially controlled by foreign Governments, firms, institutions, or individuals.

Government: The United States of America, as represented by The United States Air Force.

Invention: Any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code.

Know-How: All information including, but not limited to discoveries, formulas, materials, inventions, processes, ideas, approaches, concepts, techniques, methods, software, programs, documentation, procedures, firmware, hardware, technical data, specifications, devices, apparatus and machines.

Limited Rights: Rights to use, modify, reproduce, release, perform, display, or disclose Data, in whole or in part, within the Government. The Government may not, without the written permission of the Performer, release or disclose outside the Government, use for manufacture, or authorize use by another party. The Performer agrees that the Government may release or disclose to a covered Government support Performer in performance of its covered Government support contract.

Made: Relates to any invention means the conception or first actual reduction to practice of such invention.

Other Transactions Agreement (OTA): is the term commonly used to refer to the 10 USC 2371b authority to enter into transactions other than contracts, grants or cooperative agreements. The Department of Defense (DoD) currently has authority to make awards that are directly relevant to enhancing the mission effectiveness of military personnel and the supporting platforms, systems, components, or materials proposed to be acquired or developed by the Department of Defense, or to improvement of platforms, systems, components, or materials in use by the armed forces. OTAs are acquisition instruments that generally, are not subject to the federal laws and regulations governing procurement (FAR based) contracts. As such, they are not required to comply with the Federal Acquisition Regulation (FAR), its supplements (i.e. DFARS) or laws that are limited in applicability to procurement contracts.

Parties: Includes, collectively, the Government (represented by The United States Air Force) and the Performer.

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Party: Includes the Government (represented by The United States Air Force), or the Performer, or both.

Performer: Joby Aero, Inc.

Project: The total work to be conducted by the Performer pursuant to the Statement of Work.

Payable Milestones: Means a structured schedule of observable achievements on the critical path to experiment success with a fixed amount to be paid to the Performer at the start and/or end of each milestone, assuming each milestone entry and/or exit criteria has been met.

SBIR Data: Data first produced by a Performer that is a small business concern in performance of a small business innovation research (SBIR) award.

SBIR Data Rights: A royalty-free license for the Government, including its support service Performers, to use, modify, reproduce, release, perform, display, or disclose Data developed or generated under this agreement, in accordance with the SBIR/STTR Policy Directive dated 2 May 2019 and Article VIII below.

Signatory Authority: refers to the individual that has the authority to legally bind a Party to an agreement.

Subject Invention: Any invention conceived or first actually reduced to practice in the performance of work under this Agreement.

Technology: Discoveries, innovations, Know-How and inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, mask works and copyrights developed under this Agreement.

Unlimited Rights: Rights to use, duplicate, release, or disclose, Data, in whole or in part, in any manner and for any purposes whatsoever, and to have or permit others to do so.

C. Scope

Prior to entering this Agreement, the Performer developed the Joby S4 aircraft with private, nongovernmental funding for civilian passenger operations. Under the terms of this agreement, the Performer shall be responsible for performance of the work set forth in the Statement of Work incorporated in this Agreement as Attachments 1 and 2.

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ARTICLE II: TERMS

A. Term of this Agreement

The Agreement commences upon the date of the last signature hereon and continues based upon the Appendix 1 and 2 delivery schedules and it may be extended by the option years. Provisions of this Agreement, by which their express terms or by necessary implication, apply for periods of time other than specified in Article II herein, shall be given effect, notwithstanding this Article.

B. Termination Provisions

Subject to a reasonable determination that the program, or a project funded under the program, will not produce beneficial results commensurate with the expenditure of resources, the Government may terminate performance of work under this OTA, in whole or in part, if the AO determines that a termination is in the Government’s interest. The AO shall terminate by delivering to the Performer a Notice of Termination specifying the extent of termination and the effective date.

After receipt of a Notice of Termination, and except as directed by the AO, the Performer shall immediately proceed with the following obligations, regardless of any delay in determining or adjusting any amounts due:

(1) Stop work and direct its subPerformers/vendors/suppliers/partners to stop work as specified in the notice.

(2) Place no further orders for materials, services, or facilities, except as necessary to complete the continued portion of the OTA.

(3) Terminate all orders to the extent they relate to the work terminated.

(4) Assign to the Government, as directed by the AO, all right, title, and interest of the Performer under the orders terminated, in which case the Government shall have the right to settle or to pay any termination settlement proposal arising out of those terminations.

(5) With approval or ratification to the extent required by the AO, settle all outstanding liabilities and termination settlement proposals arising from the termination of orders; the approval or ratification will be final.

(6) As directed by the AO, deliver to the Government with the license and usage rights contemplated hereunder for such work product or corresponding Deliverable –

(i) The fabricated or unfabricated parts, work in process, completed work, supplies, and other material produced or acquired for the work terminated; and

(ii) The completed or partially completed plans, drawings, information, and other property that, if the order had been completed, would have been required to be furnished to the Government.

(7) Complete performance of any work not terminated, if applicable.

In the event of a termination of this Agreement, the Government shall have patent rights as described herein. Failure of the Parties to agree to an equitable adjustment shall be resolved pursuant to the Disputes Article.

Nothing in this section shall be construed as a limitation of the rights of either Party in the event of a breach of contract or default by the other party.

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C. Stop Work

As directed by the AO, the Performer shall stop all, or any part, of the work called for under this Agreement for a period of 90 days after the written order is delivered, and for any further period to which the parties may agree. The order shall be specifically identified as a stop-work order issued under this Article. Upon receipt of the order, the Performer shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Within a period of 90 days after a stop-work is delivered, or within any extension of that period to which the Parties shall have agreed, the AO shall either:

(a) Cancel the stop-work order; or

(b) Terminate the work covered this Agreement.

If a stop-work order issued is canceled, the COMPANY shall resume work. The Government shall make an equitable adjustment in the delivery schedule or negotiated price, or both, and the Government’s share of this Agreement shall be modified, in writing, accordingly, if—

(1) The stop-work order results in an increase in the time required for, or in the cost properly allocable to, the performance of any part of this Agreement; and

(2) The COMPANY asserts its right to the adjustment within 30 days after the end of the period of work stoppage; provided, that, if the Government decides the facts justify the action, the Government may receive and act upon a proposal submitted at any time before final payment under this Agreement.

D. Extension of Terms

The Parties may extend by mutual written agreement the term of this Agreement if funding availability and research opportunities reasonably warrant. Any extension shall be formalized through modification of the Agreement by the Agreements Officer (AO) and the Performer’s Signatory Authority.

E. Exercise of Option ALINs

The Government may unilaterally exercise Option ALINs according to the terms of this Agreement by notifying the Performer in writing no later than 3 months prior to the projected Period of Performance start date. If the Government fails to provide notice to the Performer 3 months prior to the projected Period of Performance start date, the Option ALIN may still be executed by the written agreement of both parties. Any changes to the terms of Option ALINs, to include execution at an earlier or later date than the established Period of Performance, must be executed by written agreement of both parties. The Government is not obligated to exercise Option ALINS and may decline to do so by written notice or failure to provide notice of the intent to exercise an option ALIN. Notwithstanding the foregoing, in the event the Government declines to exercise the Option ALIN for a given year, the Government will be deemed to have declined the Option ALIN for each subsequent year with respect to a particular aircraft, simulator or simulator location. Progression to option year efforts will be based on satisfactory completion of prior year efforts and relevance of the program to meeting the intent of the Government, in a timely and cost efficient manner, as determined by the AOTR and AO. All or some option year ALINS may be selected based on their continued value to the government. Adjustments to Option Year efforts shall be allowed only upon the written approval of the AO.

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ARTICLE III: MANAGEMENT OF THE PROJECT

A. Management and Project Structure

The Performer shall be responsible for the overall technical and project management of the Project, and technical planning and execution shall remain with the Performer. The Government AO, in consultation with the Government Project Manager (PM), shall provide recommendations regarding Project developments and technical collaboration.

The Government and the Performer are bound to each other by a duty of good faith in achieving the Project objectives as identified in Attachment 1.

B. Modifications

At any time during the term of the Agreement, progress or results may indicate a change is required in the SOW in order to achieve Project objectives. Recommendations for modifications by the Performer shall be documented in writing and submitted by the Performer to the Government AO. This documentation will detail the technical, chronological, and financial impact of the proposed modification to the Project. The Government AO and the Performer shall approve any Agreement modification. The converse shall be true as well, that recommendations by the Government for modifications to be conducted by the Performer shall be documented in writing and submitted to the Performer by the Government AO.

Changes as described herein shall be mutually agreed between the Parties and memorialized via an Agreement modification, to include, but not limited to, a change in Project scope, price, schedule, or all of these.

For minor or administrative Agreement modifications (e.g. changes in the paying office or appropriation data, changes to Government or the Performer’s personnel identified in the Agreement; etc.) no signature is required by the Performer.

The Government AO will be responsible for instituting all modifications to this Agreement.

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ARTICLE IV: AGREEMENT ADMINISTRATION

Unless otherwise provided in this Agreement, approvals permitted or required to be made by the Government may be made only by the Government AO. Administrative and contractual matters under this Agreement shall be referred to the following representatives of the parties:

A. Government Points of Contact:

Agreements Officer (AO):

[*****]

[*****]

[*****]

Government Project Manager (PM):

[*****]

[*****]

[*****]

[*****]

[*****]

Agreements Officer Technical Representative (AOTR):

[*****]

[*****]

[*****]

B. Performer Points of Contact

Performer’s Administrative/Contracting Officer:

General Counsel

[*****]

[*****]

[*****]

Deputy General Counsel

[*****]

[*****]

[*****]

Performer’s Project Manager:

[*****]

[*****]

[*****]

[*****]

Additional Contact:

[*****]

[*****]

[*****]

[*****]

Each Party may change its representatives named in this Article by written notification to the other party. The Government AO will affect the change as stated in Article III, subparagraph 2.

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ARTICLE V: OBLIGATION AND PAYMENT

A. Obligation and Payments

1. Obligations. The Government’s liability to make payments to the Performer is limited to only those funds obligated under the Agreement or by modification to the Agreement; in no case shall the Government’s financial liability exceed the amount obligated under this Agreement. The Government may obligate funds to the Agreement incrementally.

	Accounting Classification
	Supplemental Accounting Classification
PR Num	Appropriation (1)	Limit	FC/Y (2)	OAC/ASN (3)	BPAC/ RCCC (4)	MPC (5)	EEIC (6)	PROC ELEM (7)	ADSN (8)	CPN RCPNT (9)	TOTAL DOLLAR VALUE
CA-36-20L111	57203600		290	60LH	695005	9091	81904	000000	659900	F59900	$1,493,289.43
CA-36-20L152	57203600		290	60LH	695553	9042	81904	000000	659900	F59900	$1,650,000.00
CA-36-20L154	57203600		290	60LH	695585	9072	81904	000000	659900	F59900	$1,300,000.00
CA-36-20L161	57203600		290	60LH	695658	9042	81904	000000	659900	F59900	$1,800,000.00
CA-36-20L162	57203600		290	60LH	695659	9092	81904	000000	659900	F59900	$6,400,000.00
CA-36-20L163	57203600		290	60LH	695657	9092	81904	000000	659900	F59900	$1,643,289.43

2. Agreement Line Item (ALIN) Structure. All work under the original Agreement is contained in ALIN 0001.

Additional line items for the SBIR Phase IIB are captured in the table below:

ALIN	Description	Unit	Qty	Total	PoP
0001	D2P2 SBIR Scope	Lot	1	$1,493,289.43	8 Nov 19 – 8 Nov 21
1000	[*****]	Lot	1	$8,400,000.00	Effective Date of Mod – 12 months ACA
1001	[*****]	Lot	1	$4,110,000.00	12 months ACA – 24 months ACA
1002	[*****]	Lot	1	$2,378,000.00	24 months ACA – 36 months ACA
1003	[*****]	Lot	1	$2,054,125.00	36 months ACA – 48 months ACA
2000	[*****]	Lot	1	$5,600,000.00	12 months ACA – 24 months ACA
2001	[*****]	Lot	1	$3,180,000.00	24 months ACA – 36 months ACA
2002	[*****]	Lot	1	$2,347,500.00	36 months ACA – 48 months ACA
3000	[*****]	Lot	1	$4,600,000.00	24 months ACA – 36 months ACA
3001	[*****]	Lot	1	$2,850,000.00	36 months ACA – 48 months ACA
4000	[*****]	Lot	1	$1,000,000.00	Effective Date of Mod – 12 months ACA
4001	[*****]	Lot	1	$500,000.00	12 months ACA – 24 months ACA

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4002	[*****]	Lot	1	$500,000.00	24 months ACA – 36 months ACA
4003	[*****]	Lot	1	$500,000.00	36 months ACA – 48 months ACA
5000	[*****]	Lot	1	$700,000.00	Effective Date of Mod – 12 months ACA
5001	[*****]	Lot	1	$435,000.00	12 months ACA – 24 months ACA
5002	[*****]	Lot	1	$455,000.00	24 months ACA – 36 months ACA
5003	[*****]	Lot	1	$435,000.00	36 months ACA – 48 months ACA
6000	[*****]	Year	1	$600,000.00	Effective Date of Mod – 12 months ACA
6001	[*****]	Year	1	$200,000.00	12 months ACA – 24 months ACA
6002	[*****]	Year	1	$200,000.00	24 months ACA – 36 months ACA
6003	[*****]	Year	1	$200,000.00	36 months ACA – 48 months ACA
7000	[*****]	Lot	1	$2,100,000.00	Effective Date of Mod – 12 months ACA

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B. Project Payments

1. Milestone Payments for ALIN 0001.

Milestone Number	Milestone Description	Months After Award	Amount
1	[*****]	3	$150,000.00
2	[*****]	5	$150,000.00
3	[*****]	6	$150,000.00
4	[*****]	7	$150,000.00
5	[*****]	8	$200,000.00
6	[*****]	12	$200,000.00
7	[*****]	12	$300,000.00
8	[*****]	15	$150,000.00

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2. Milestone Payments for ALINS 1000-7000.

Base Year (2020-2021)

Milestone #	ALIN	Milestone Description	SOW 2 Para Ref	Months After Award	Cost*	Data Rights
1A	1000	[*****] Validation that the Performer has matching funding greater than or equal to $2,000,000 ea	1.1	6, 8, 10, 12	$2,000,000 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
1B	1000	[*****] Validation that the Per former has matching funding greater than or equal to $100,000 ea.	1.1	6, 8, 10, 12	$100,000 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
4A	4000	[*****] Validation that the Performer has matching funding greater than or equal to $1,000,000.	1.4	6-12	$1,000,000
5A	5000	[*****] Validation that the Performer has matching funding greater than or equal to $700,000.	1.5	6-12	$700,000
6A	6000	[*****] Validation that the Performer has matching funding greater than or equal to $600,000.	1.6	6-12	$600,000
7A	7000	[*****] Validation that the Performer has matching funding greater than or equal to $300,000.	1.9A	0-12	$300,000	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
7B	7000	[*****] Validation that the Performer has matching funding greater than or equal to $300,000.	1.9B	0-12	$300,000	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
7C	7000	[*****] Validation that the Performer has matching funding greater than or equal to $300,000.	1.9C	0-12	$300,000	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
7D	7000	[*****] Validation that the Performer has matching funding greater than or equal to $300,000.	1.9D	0-12	$300,000	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
7E	7000	[*****] Validation that the Performer has matching funding greater than or equal to $300,000.	1.9E	0-12	$300,000	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
7F	7000	[*****] Validation that the Performer has matching funding greater than or equal to $300,000.	1.9F	0-12	$300,000	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
7G	7000	[*****] Validation that the Performer has matching funding greater than or equal to $300,000.	1.9G	0-12	$300,000	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.

*	Joby will include matching cost information with milestone payment requests.

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Option Year 1 (2021-2022)

Milestone #	ALIN	Milestone Description	SOW 2 Para Ref	Months After Award	*Cost	Data Rights
1C	1001	[*****] Validation that the Performer has matching funding greater than or equal to $900,000 ea.	1.1	15, 18, 21 & 24	$900,000 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
1D	1001	[*****] Validation that the Performer has matching funding greater than or equal to $127,500 ea.	1.1	15, 18, 21 & 24	$127,500 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
2A	2000	[*****] Validation that the Performer has matching funding greater than or equal to $1,250,000 ea.	1.2A	15, 18, 21 & 24	$1,250,000 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
2B	2000	[*****] Validation that the Performer has matching funding greater than or equal to $150,000 ea.	1.2B	15, 18, 21 & 24	$150,000 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
4B	4000	[*****] Validation that the Performer has matching funding greater than or equal to $500,000.	1.4	12-24	$500,000
5B	5000	[*****] Validation that the Performer has matching funding greater than or equal to $435,000.	1.5	12-24	$435,000
6B	6000	[*****] Validation that the Performer has matching funding greater than or equal to $200,000.	1.6	12-24	$200,000

*	Joby will include matching cost information with milestone payment requests.

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Option Year 2 (2022-2023)

Milestone #	ALIN	Milestone Description	SOW 2 Para Ref	Months After Award	*Cost	Data Rights
1E	1001	[*****] Validation that the Performer has matching funding greater than or equal to $450,000 ea.	1.1	27, 30, 33 & 36	$450,000 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
1F	1001	[*****] Validation that the Performer has matching funding greater than or equal to $144,500 ea.	1.1	27, 30, 33 & 36	$144,500 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
2C	2000	[*****] Validation that the Performer has matching funding greater than or equal to $625,000 ea.	1.2	27, 30, 33 & 36	$625,000 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
2D	2000	[*****] Validation that the Performer has matching funding greater than or equal to $170,000 ea.	1.2	27, 30, 33 & 36	$170,000 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
3A	3000	[*****] Validation that the Performer has matching funding greater than or equal to $1,000,000.	1.3	27, 30, 33 & 36	$1,000,000	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
3B	3000	[*****] Validation that the Performer has matching funding greater than or equal to $150,000.	1.3	27, 30, 33 & 36	$150,000	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
4C	4000	[*****] Validation that the Performer has matching funding greater than or equal to $500,000.	1.4	24-36	$500,000
5C	5000	[*****] Validation that the Performer has matching funding greater than or equal to $455,000.	1.5	24-36	$455,000
6C	6000	[*****] Validation that the Performer has matching funding greater than or equal to $200,000.	1.6	24-36	$200,000

*	Joby will include matching cost information with milestone payment requests.

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Option Year 3 (2023-2024)

Milestone #	ALIN	Milestone Description	SOW 2 Para Ref	Months After Award	*Cost	Data Rights
1G	1001	[*****] Validation that the Performer has matching funding greater than or equal to $360,000 ea.	1.1	39, 42, 45 & 48	$360,000 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
1H	1001	[*****] that the Performer has matching funding greater than or equal to $153,531.25 ea.	1.1	39, 42, 45 & 48	$153,531.25 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
2D	2000	[*****] Validation that the Performer has matching funding greater than or equal to $406,250 ea.	1.2	39, 42, 45 & 48	$406,250 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
2E	2000	[*****] Validation that the Performer has matching funding greater than or equal to $180,625 ea.	1.2	39, 42, 45 & 48	$180,625 ea.	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
3C	3000	[*****] Validation that the Performer has matching funding greater than or equal to $500,000.	1.3	39, 42, 45 & 48	$500,000	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
3D	3000	[*****] Validation that the Performer has matching funding greater than or equal to $212,500.	1.3	39, 42, 45 & 48	$212,500	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
4D	4000	[*****] Validation that the Performer has matching funding greater than or equal to $500,000.	1.4	36-48	$500,000
5D	5000	[*****] Validation that the Performer has matching funding greater than or equal to $435,000.	1.5	36-48	$435,000
6D	6000	[*****] Validation that the Performer has matching funding greater than or equal to $200,000.	1.6	36-48	$200,000

*	Joby will include matching cost information with milestone payment requests.

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C. Payments

1. The Performer agrees to maintain an established accounting system, which complies with Generally Accepted Accounting Principles (GAAP) and the requirements of this Agreement, and shall ensure that appropriate arrangements have been made for receiving, distributing and accounting for all funding under the Agreement. An acceptable accounting system is one in which all cash receipts and disbursements are controlled and documented properly.

2. Invoice Payments are Net 30 days

3. Limitation of Funds: In no case shall the Government’s financial liability exceed the amount obligated under this Agreement.

4. Invoices: the Performer shall prepare and submit invoices to [*****] The Performer shall complete the SF3881 ACH Form. A proper invoice must include the following:

a. Name and address of the Performer

b. Name, title, phone number, and mailing address of person to notify in the event of a defective invoice

c. Invoice date and Invoice Number

d. Agreement Number

e. Description, quantity, unit of measure, unit price, and extended price of services performed.

f. Agreement Line Item and associated price

g. The current and cumulative expenditure of Agreement funds.

h. Information on matching company funds.

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D. Matching Funds

The parties agree the work performed as a result of this modification requires use of matching funds in accordance with the SBIR/STTR Policy Directive, which allows agencies to offer Phase IIB awards that supplement or extend Phase II awards and may require third party matching of the SBIR/STTR funds.

Matching funds from Federal non-SBIR sources and/or private sources are permitted to exceed the amount of SBIR funding provided under this agreement. At a minimum, the Performer will provide the Government evidence of matching fund expenditures IAW the criteria outlined in the Article V, B, Milestones.

Failure of the performer to provide evidence of matching fund expenditures in accordance with the terms of this agreement may result in the AO’s decision to decline payment of a milestone and/or to terminate this agreement in accordance with Article II, B, Termination Provisions.

E. Comptroller General Access

The Agreements Officer or representative, and the Comptroller General of the United States, in its discretion, shall have access to and the right to examine records of any party to the Agreement or any entity that participates in the performance of this Agreement that directly pertain to, and involve transactions relating to, the Agreement for a period of three (3) years after final payment is made. This requirement shall not apply with respect to any party to this Agreement or any entity that participates in the performance of this Agreement, or any subordinate element of such party or entity, that, in the year prior to the date of the Agreement, has not entered into any other contract, grant cooperative agreement, or “Other Transaction” agreement that provides for audit access to its records by a government entity in the year prior to the date of the Agreement. This paragraph only applies to any record that is created or maintained in the ordinary course of business or pursuant to a provision of law. The terms of this paragraph shall be included in all sub-agreements/contracts to the Agreement.

ARTICLE VI: DISPUTES

A. General

The Parties shall communicate with one another in good faith and in a timely and cooperative manner when raising issues under this Agreement.

B. Dispute Resolution Procedures

1.

Any disagreement, claim or dispute between the Parties concerning questions of fact or law arising from or in connection with this Agreement, and, whether or not involving an alleged breach of this Agreement, may be raised only under this Article.

2.

Whenever disputes, disagreements, or misunderstandings arise, the Parties shall attempt to resolve the issue(s) involved by discussion and mutual agreement as soon as practicable. In no event shall a dispute, disagreement or misunderstanding, which arose more than three (3) months prior to the notification made under subparagraph 2.C. of this Article constitute the basis for relief under this Article unless the Director, of the represented Government Organization, in the interests of justice waives this requirement.

3.

Failing resolution by mutual agreement, the aggrieved Party shall document the dispute, disagreement, or misunderstanding by notifying the other Party in writing of the relevant facts, identify unresolved issues, and specify the clarification or remedy sought. Within five (5) working days after providing notice to the other Party, the aggrieved Party may, in writing, request a joint decision by the Head of the Contracting Activity (HCA)(or designee) and the Performer’s senior executive, no lower than CEO level, appointed by the Performer.

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The other Party shall submit a written position on the matter(s) in dispute within thirty (30) calendar days after being notified that a decision has been requested. The HCA (or designee) and the Performer’s appointed senior executive shall conduct a review of the matter(s) in dispute and render a decision in writing within thirty (30) calendar days of receipt of such written position. Any such joint decision is final and binding.

C. Limitation of Damages/Liabilities

Claims for damages of any nature whatsoever pursued under this Agreement shall be limited to direct damages only up to the aggregate amount of Government funding disbursed as of the time the dispute arises. Notwithstanding anything to the contrary, in no event shall either Party be liable to the other Party or any third party for claims for consequential, punitive, special and incidental damages, claims for lost profits, or other indirect damages.

ARTICLE VII: PATENT RIGHTS

A. Allocation of Principal Rights

The Performer shall retain the entire right, title, and interest throughout the world to each Subject Invention consistent with the provisions of this Article, and 35 U.S.C § 202. With respect to any Subject Invention in which the Performer retains title, the Government shall have a non-exclusive, nontransferable, non-sub licensable, irrevocable, paid-up license to practice or have practiced on behalf of the United States the Subject Invention throughout the world; provided that such license shall not extend to any of Performer’s Background IP. The Performer may elect to provide full or partial rights that it has retained to other parties.

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B. Invention Disclosure, Election of Title, and Filing of Patent Application

1. The Performer shall disclose each Subject Invention to the Government within four (4) months after the inventor discloses it in writing to his company personnel responsible for patent matters. The disclosure to the Government shall be in the form of a written report and shall identify the Agreement and circumstances under which the Subject Invention was made and the identity of the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological, or electrical characteristics of the Invention. The disclosure shall also identify any publication, sale, or public use of the Subject Invention and whether a manuscript describing the invention has been submitted and/or accepted for publication at the time of disclosure.

2. If the Performer determines that it does not intend to retain title to any such Invention, the Performer shall notify the Government, in writing, within eight (8) months of disclosure to the Government. However, in any case where publication, sale, or public use has initiated the one-year statutory period wherein valid patent protection can still be obtained in the United States, the period for such notice may be shortened by the Government to a date that is no more than sixty (60) calendar days prior to the end of the statutory period.

3. In the event the Performer elects to file one or more patent application on a Subject Invention, the Performer shall notify the Government of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceedings on a patent, in any country, not less than thirty (30) calendar days before the expiration of the response period required by the relevant patent office.

4. At the completion of the Agreement, the Performer shall submit a comprehensive listing of all Subject Inventions identified during the course of the Agreement and the current status of each.

C. Conditions When the Government May Obtain Title

Upon the Government’s written request, the Performer shall convey title to any subject invention to the Government under any of the following conditions:

1. If the Performer elects not to retain title to the Subject Invention as specified in Paragraph B of this Article; however, the Government may only request title within sixty (60) calendar days after learning of the Performer’s notification to the Government set forth in Paragraph B.2 above; or

2. In the event that Performer indicates in the status column of the comprehensive listing of Subject Inventions contemplated by Paragraph B.4 above that Performer does not intend to pursue patent coverage for a Subject Invention that the Government determines to have national security implications to the United States, Performer and the Government shall discuss in good faith the conveyance of title to such Subject Invention to the Government to promote the security interests of the United States.

3. In any country in which the Performer decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceedings on, a patent on a Subject Invention that the Government determines to have national security implications to the United States.

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D. Minimum Rights to the Performer and Protection of the Performer’s Right to File

1. The Performer shall retain a nonexclusive, royalty-free license throughout the world in each Subject Invention to which the Government obtains title. The Performer’s license extends to its subsidiaries and affiliates, if any, and includes the right to grant licenses of the same scope to the extent that the Performer was legally obligated to do so at the time the Agreement was awarded. The license is transferable only with the approval of the Government, except when transferred to the successor of the Performer or that part of the business to which the Subject Invention pertains. The Government approval for license transfer shall not be unreasonably withheld.

2. The Performer’s domestic license may be revoked or modified by the Government to the extent necessary to achieve expeditious practical application of the Subject Invention pursuant to an application for an exclusive license submitted consistent with appropriate provisions at 37 C.F.R. Part 404. This license shall not be revoked in that field of use or the geographical areas in which the Performer has achieved practical application and continues to make the benefits of the Subject Invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of the Government to the extent the Performer, its licensees, or the subsidiaries or affiliates have failed to achieve practical application in that foreign country.

3. Before revocation or modification of the license, the Government shall furnish the Performer a written notice of its intention to revoke or modify the license, and the Performer shall be allowed ninety (90) calendar days, or such other time as may be authorized for good cause shown, after the notice to show cause why the license should not be revoked or modified.

E. Action to Protect the Government’s Interest

4. The Performer agrees to execute or to have executed and promptly deliver to the Government all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those Subject Inventions to which the Performer elects to retain title, and (ii) convey title to the Government when requested under Paragraph C of this Article and to enable the Government to obtain patent protection throughout the world in that Subject Invention in accordance with paragraph C above.

2. The Performer shall include, within the specification of any United States patent application and any patent issuing thereon covering a Subject Invention, the following statement:

This invention was made with Government support under Agreement No. FA8002-20-9-0143, awarded by the Government. The Government has certain rights in the invention.

ARTICLE VIII: DATA RIGHTS

A. Allocation of Principal Rights

1. The Performer grants or shall obtain for the Government SBIR Data Rights for all Data developed or generated under this agreement for a period commencing with the effective date of this Agreement and continuing through the SBIR data protection period set forth in paragraph 2 below for use by the United States Government. All rights not granted to the Government are retained by the Performer. All other data utilized in performance of and delivered by Performer to the Government pursuant to this agreement was developed with prior funding prior to this Agreement, and the Performer shall grant the Government a Limited Rights license in this data.

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2. For purposes of this Article, the SBIR data protection period is defined as the period commencing with this agreement award and ending upon the date [*****] after completion of the projects from which SBIR data were generated. Upon expiration of the SBIR Data protection period, the Government will have Unlimited Rights in the SBIR Data.

3. For purposes of this Article, the SBIR Data Rights given to the Government for all Data developed or generated under this agreement is [*****].

4. The Government will refrain from disclosing SBIR Data outside the Government and especially to competitors of the Performer, or from using the information to produce future technical procurement specifications that could harm the Performer.

5. The Government will protect from disclosure and non-Governmental use all SBIR Data developed or generated from work performed under this agreement for the period in which it retains SBIR Data Rights unless the Government obtains permission to disclose such SBIR Data from the Performer. The Government is released from the obligation to protect SBIR Data upon the expiration of the SBIR Data protection period except that any such SBIR Data is also protected and referenced through the SBIR Data protection period of a subsequent SBIR award. The Government retains SBIR Data Rights to technical data delivered under an SBIR award, whether patented or not. This protection does not apply to program evaluation.

6. In the event it is necessary for the Performer to furnish the Government with Data which existed prior to, or was produced outside of this Agreement, and such Data embodies trade secrets or comprises commercial or financial information which is privileged or confidential, and such Data is so identified with a suitable notice or legend, the Data will be maintained in confidence and disclosed and used by the Government and such Government Performers or contract employees that the Government may hire on a temporary or periodic basis only for the purpose of carrying out the Government’s responsibilities under this Agreement. The Performer shall not be obligated to provide Data that existed prior to, or was developed outside of this Agreement to the Government.

B. Marking of Data

Pursuant to Paragraph A above, any Data delivered under this Agreement shall be marked with the appropriate data rights markings and the Performer’s name and address and include the following legend:

Use, duplication, or disclosure is subject to the restrictions as stated in Agreement FA8002-20-9-0143 between the Government and the Performer.

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ARTICLE IX: FOREIGN ACCESS TO TECHNOLOGY

This Article shall remain in effect during the term of the Agreement and for five (5) years thereafter.

A. General

The Parties agree that research findings and technology developments arising under this Agreement may constitute a significant enhancement to the national defense, and to the economic vitality of the United States. Accordingly, access to important technology developments under this Agreement by Foreign Firms or Institutions must be carefully controlled. The Performer shall comply with International Traffic in Arms Regulations (22 C.F.R. Part 120, et seq.), the National Security Program Operating Manual (NISPOM) (DoD 5220.22-M), and the Department of Commerce’s Export Administration Regulations (15 C.F.R. Part 730, et seq.). As such, Performer retains the right to choose not to execute certain tasks, studies, etc.

B. Restrictions on Sale or Transfer of Technology to Foreign Firms or Institutions

1.

Definition. “Export-controlled items,” as used in this section, means items subject to the Export Administration Regulations (EAR) (15 CFR Parts 730-774) or the International Traffic in Arms Regulations (ITAR) (22 CFR Parts 120-130). The term includes:

a.	“Defense items,” defined in the Arms Export Control Act, 22 U.S.C. 2778(j)(4)(A), as defense articles, defense services, and related technical data, and further defined in the ITAR, 22 CFR Part 120.

b.	“Items,” defined in the EAR as “commodities”, “software”, and “technology,” terms that are also defined in the EAR, 15 CFR 772.1.

2.

The Performer shall comply with all applicable laws and regulations regarding export-controlled items, including, but not limited to, the requirement for Performers to register with the Department of State in accordance with the ITAR. The Performer shall consult with the Department of State regarding any questions relating to compliance with the ITAR and shall consult with the Department of Commerce regarding any questions relating to compliance with the EAR.

3.

The Performer’s responsibility to comply with all applicable laws and regulations regarding export-controlled items exists independent of, and is not established or limited by, the information provided by this section.

4.	Nothing in the terms of this agreement adds, changes, supersedes, or waives any of the requirements of applicable Federal laws, Executive orders, and regulations, including but not limited to—

a.	The Export Administration Act of 1979, as amended (50 U.S.C. App. 2401, et seq.);

b.	The Arms Export Control Act (22 U.S.C. 2751, et seq.);

c.	The International Emergency Economic Powers Act (50 U.S.C. 1701, et seq.);

d.	The Export Administration Regulations (15 CFR Parts 730-774);

e.	The International Traffic in Arms Regulations (22 CFR Parts 120-130); and

f.	Executive Order 13222, as extended.

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5.

In order to promote the national security interests of the United States and to effectuate the policies that underlie the regulations cited above, the procedures stated below shall apply to any Transfer of Technology. For purposes of this paragraph, a “Transfer” includes sales or licensing of Technology. Transfers do not include:

a.	Sales of products or components; or

b.

Licenses or assignments of Technology pursuant to any sponsored research, collaboration, co-development, OEM or similar agreement or strategic partnership, provided that such license does not relate to Technology developed under this Agreement that has national security implications specifically applicable to Government facilities, equipment, or interests.

c.	Licenses of software or documentation related to sales of products or components; or

d.	Transfer to foreign subsidiaries of the Performer for purposes related to this Agreement; or

e.

Transfer which provides access to Technology to a Foreign Firm or Institution which is an approved source of supply or source for the conduct of research under this Agreement provided that such transfer shall be limited to that necessary to allow the firm or institution to perform its approved role under this Agreement.

6.

The Performer shall provide timely notice to the Government of any proposed Transfers from the Performer of Technology developed under this Agreement to Foreign Firms or Institutions. If the Government determines that the Transfer may have adverse consequences to the national security interests of the United States, the Performer, its vendors, and the Government shall jointly endeavor to find alternatives to the proposed Transfer which obviate or mitigate potential adverse consequences of the Transfer but which provide substantially equivalent benefits to the Performer.

ARTICLE X: STATUTORY AUTHORITY

This Agreement is not a Federal procurement contract, grant or cooperative agreement. Nothing in this Agreement will be construed as incorporating by reference or implication any provision of Federal acquisition law or regulation not specifically mentioned in this Agreement. This Agreement is subject to the compliance requirements of Title VI of the Civil Rights Act of 1964 as amended (42 U.S.C. § 2000d) relating to nondiscrimination in Federally assisted programs. Additionally, this Agreement is subject to the Trafficking Victims Protection Act of 2000, as amended (22 U.S.C. chapter 78), Executive Order 13627, Strengthening Protections Against Trafficking in Persons in Federal Contracts, the International Traffic in Arms Regulations (22 C.F.R. Part 120, et seq.), the National Security Program Operating Manual (NISPOM) (DoD 5220.22-M), the Department of Commerce’s Export Administration Regulations (15 C.F.R. Part 730, et seq.), and the Federal Property and Administrative Services Act (40 U.S.C. chapter 5), to the extent applicable to the activities to be conducted under this Agreement. In addition, the Procurement Integrity Act (41 U.S.C. §2101-2107) shall apply to this Agreement.

ARTICLE XI: CIVIL RIGHTS ACT

This Agreement is subject to the compliance requirements of Title VI of the Civil Rights Act of 1964 as amended (42 U.S.C. § 2000d) relating to nondiscrimination in Federally assisted programs.

ARTICLE XII: PUBLIC RELEASE OR DISSEMINATION OF INFORMATION

There shall be no public dissemination or publication of information developed under this Agreement or contained in the reports to be furnished pursuant to this Agreement without prior written approval of the AOTR or the Government PM. All technical reports will be given proper review by appropriate authority to determine which Distribution Statement is to be applied

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prior to the initial public distribution of these reports by the Performer. Unclassified patent related documents are exempt from prepublication controls and this review requirement. Dissemination or publication of information developed under this effort that has national security implications must be first approved in writing by the Program Manager if release is contemplated to foreign governments or companies. Papers prepared in response to academic requirements which are not intended for public release outside the academic institution are exempt from prepublication controls.

For greater certainty and notwithstanding the foregoing, dissemination of information developed under this Agreement that is not of national security implications and not specifically applicable to Government facilities, equipment, or interests to Performer’s existing or potential subPerformers, partners, vendors, suppliers or customers shall not be considered public dissemination or publication subject to the prepublication controls and review requirements noted herein.

The Performer shall submit all proposed public releases for review and approval as instructed at Program Manager ([*****]) Public releases include press releases, specific publicity or advertisement, and publication or presentation, but exclude those relating to the open sourcing or licensing, sales or other commercial exploitation of products, services or technologies. In addition, articles for publication or presentation will contain a statement on the title page worded substantially as follows:

This research was, in part, funded by the U.S. Government. The views and conclusions contained in this document are those of the authors and should not be interpreted as representing the official policies, either expressed or implied, of the U.S. Government.

ARTICLE XIII: ORDER OF PRECEDENCE

In the event of any inconsistency between the terms of this Agreement and language set forth in the Attachments, the inconsistency shall be resolved by giving precedence in the following order: (1) The Agreement, and (2)  all Attachments to the Agreement.

ARTICLE XIV: EXECUTION

This Agreement constitutes the entire agreement of the Parties and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions among the Parties whether oral or written, with respect to the subject matter hereof. This Agreement may be revised only by written consent of the Performer and the Government AO. This Agreement, or modifications thereto, may be executed in counterparts each of which shall be deemed as original, but all of which taken together shall constitute one and the same instrument.

ARTICLE XV: NON-ASSIGNMENT

This Agreement may not be assigned by any Party except by operation of law resulting from the merger of a Party into or with another corporate entity.

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ARTICLE XVI: FORCE MAJEURE

Neither Party shall be in breach of this Agreement for any failure of performance caused by any event beyond its reasonable control and not caused by the fault or negligence of that Party. If such a force majeure event occurs, the Party unable to perform shall promptly notify the other Party and shall in good faith maintain such partial performance as is reasonably possible and shall resume full performance as soon as is reasonably possible.

ARTICLE XVII: IMPACTS AS A RESULT OF THE NOVEL CORONAVIRUS (COVID-19)

The Performer, upon signature of Modification 0001, certifies that they have taken into account potential impacts as result of the Novel Coronavirus (COVID-19) and made all necessary adjustments to applicable agreement elements prior to negotiating the terms of this SBIR Phase IIb modification. The Performer waives all right to equitable adjustment for economic impacts sustained as a result of COVID-19 under the Contracts Disputes Act; the Coronavirus Aid, Relief, and Economic Security (CARES) Act; or any subsequent, comparable legislation.

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ATTACHMENT 1

STATEMENT OF WORK

STATEMENT OF WORK (SOW) PHASE II

1. Background

Joby Aero Inc’s capability to operate as an optionally piloted aircraft, with full flight envelope protection and [*****], is of both commercial and military utility. The Air Force and Joby will partner to conduct brief whitepapers, develop a Department of Defense (DoD) Airworthiness roadmap, identify military installations for early operations, create a Concept of Operations (CONOP) to support those activities, and draft range/facility use agreements for potential flight test activities. This phase will also support operational testing “as needed” at a mutually agreed upon DoD range or facility. This support is important to the ongoing Federal Aviation Administration (FAA) Type Certification efforts for the company’s commercial product and to the government that is interested in adopting cutting edge Electric Vertical Take-Off and Landing Aircraft (eVTOL) into its strategic capability portfolio.

2. Technical Requirements

The Joby S4 is designed for civilian passenger operations and has a maximum takeoff weight (MTOW) of [*****]. It is a multi-motor, tilt-rotor aircraft driven by custom electric motors, inverters and energy storage systems. The expected maximum speed of the production aircraft is 200 mph with a range of 150 miles on a single charge. This initial go-to market Minimal Viable Product (MVP) will be piloted utilizing Simplified Vehicle Operating (SVO) principles. These baseline capabilities are achievable with the current Gen 2 prototype, in manned and remote piloted configurations. As the S4’s system capabilities develop, Joby will document progress and conduct disciplined testing as appropriate, in coordination with Air Force personnel.

3. Air Force Deliverables

The primary focus of Phase II is to continue the advancement of the company’s MVP commercial product, with the Air Force observing and assisting with research that is of mutual value to Joby and the DoD. Long-term goals for this phase are to develop a path for early limited operations on DoD installations.

3.1 Studies

Joby will work collaboratively with Air Force personnel to conduct studies that produce short white papers addressing topics associated with the company’s eVTOL technology. The list below outlines the studies that are beneficially for both the Air Force and Joby. This list can be modified by Joby with collaboration between the two parties.

•	[*****]
•	[*****]
•	[*****]

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•	[*****]

3.2 DoD Airworthiness

Joby and the Air Force will hold a series of meetings to explore a DoD Airworthiness Certification plan that sets the conditions for Joby to obtain approval for limited operations on one to two military installations either Continental United States (CONUS) or Outside Continental United States (OCONUS) in a subsequent award. This study will compare MIL-HDBK-516C Airworthiness Criteria to FAA Type Certification requirements, ascertain commonality, identify gaps and develop strategies to cover those gaps with the goal of determining if the DoD can help accelerate the company’s FAA Type Certification initiatives.

3.3 Climatic Chamber Testing

Joby and the Air Force will explore locations to conduct climatic chamber testing and develop a plan to conduct a range of environmental tests on the aircraft. This plan will also address the logistics of deploying the vehicle and personnel plus costs associated with it.

3.4 Early Proof of Concept Operations on a Military Installation

Joby and the Air Force will work together to generate a plan/whitepaper that outlines early flight operations of Joby’s eVTOL aircraft on one to two military installations either CONUS or OCONUS. This will shape the conditions for a subsequent Phase III award. This will require close coordination with other DoD agencies, several onsite meetings at the proposed installations, signed Memorandum of Understanding (MOU) agreements and a written Concept of Operation (CONOP). The CONOP will outline early routes, landing locations, divert locations, charging requirements, local range procedures and general infrastructure build requests at a minimum.

3.5 Range and Infrastructure Use Agreements

Joby will work with the Air Force to identify a test range that supports Joby’s Flight Test requirements of the aircraft “as needed”. This will require close coordination with the Air Force and other DoD agencies, to include several onsite meetings and signed MOU agreements for range and infrastructure use.

3.6 Testing

[*****]

Flight Test Documentation: The Company shall develop sufficient technical and engineering data to provide sufficient information required for system design, tailored airworthiness and range safety processes.

The PM-Performer-LDTO/LTO team is responsible for:

1) Performer-Owned, Performer-Operated (COCO) operations.

a) Developing required flight test and safety plans

b) Satisfying the required AFRL Technical, Cyber Vulnerability, Airworthiness, and Safety Review Boards

c) Conducting (AF) and supporting (Performer) any and all AF mishap investigations

d) Documenting lessons learned

2) Technical and Safety Reviews for flight tests will be conducted IAW the flight test review and approval process.

3) PM and Performer will conduct a Flight Test Planning Meeting (FTPM).

4. Period of Performance

The period of performance for this statement of work is 24 months after award of this agreement.

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5. Place of Performance

Scope of work will be performed in Santa Cruz, CA; [*****]; Washington, DC and additional TBD DoD facility locations that meet aircraft and Performer requirements.

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6 Delivery Schedule

Deliverable	SOW Para Ref	Freq	Months After Award	Delivery Method	Data Rights
[*****]	3.1	Once	3	[*****]	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	3.1	Once	5	[*****]	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	3.1	Once	6	[*****]	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	3.1	Once	7	[*****]	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	3.2	Once	8	[*****]	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	3.3	Once	12	[*****]	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	3.4	Once	12	[*****]	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	3.5	Once	15	[*****]	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	3.6	Six	18	[*****]	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.

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ATTACHMENT 2

ADDENDUM TO STATEMENT OF WORK

ADDITIONAL STATEMENT OF WORK (SOW) PHASE IIB

1. Additional Deliverables

In accordance with the long-term goals of Phase II agreement, Joby and the DoD would like to add additional goals related to vehicle testing, airworthiness support, limited deployment, robustness, cost reduction and performance.

Joby is develop an all-electric, piloted airplane which is capable of both conventional and vertical takeoff and landing (eVTOL) using simplified piloting techniques. This includes the development of core technologies, the integration of these technologies into a reliable aircraft and the implementation of these new flight capabilities including flight training and operational readiness.

Joby is developing and maturing a range of core technologies which are required to enable all-electric conventional and vertical flight using simplified piloting techniques. These include an electric flight powertrain (flight capable batteries, motors, high-power electronics), high reliability electronic controllers, flight critical software, quiet and safe propeller technology and a range of new aerodynamic solutions enabled by electrification. Rapidly maturing these capabilities to demonstrate increased reliability and performance is key to the next era of electrified flight.

The integration of a whole range of new technologies into an airframe to prove out performance and reliability capabilities is critical to assuring leadership in the new era of electric aviation. Joby has matured eVTOL technologies from unmanned, 1.0, to manned 2.0. [*****] At the same time, Joby will work with DoD airworthiness teams to impart new technological lessons learned so the state of DoD airworthiness can be evolved along with the capabilities of the vehicle.

[*****] Joby will be able to develop training materials and equipment that can allow for efficiently bring these aircraft online. The development of capable simulation and to allow experienced and non-experienced airmen to safely operate these new aircraft is critical to successful implementation. Understanding the maintenance and flight readiness demands of remote operations will also be an area of maturity that will be developed in the coming years.

Through the current SBIR period of performance with the additional 3-options executed, Joby anticipates evolution of the capabilities of eVTOL from early optionally piloted prototypes to mature manned capable with ever increasing reliability and readiness. Moving from the early days of these technologies to a later stage will identify new benefits to be employed and opportunities for further development all while assuring technological leadership.

1.1	Aircraft Flight Test Vehicle [*****]

Joby will complete unmanned and pending paragraph 1.8 manned flight testing to test the company’s privately developed eVTOL technology to inform and support both civil and military airworthiness acceptance. Joby will provide insight into unique issues related to the electrification of the aviation powertrain and modern capabilities related to flight control and a demonstration of cost reduction during the early maturation of prototype designs. Total planned annual hours will be per paragraph 4.0 below.

1.2	Aircraft Flight Test Vehicle [*****]

Joby will complete unmanned and pending paragraph 1.8 manned flight testing to test the company’s privately developed eVTOL technology to inform and support both civil and military airworthiness acceptance. Joby will provide insight into unique issues related to the electrification of the aviation powertrain and modern capabilities related to flight control and a demonstration of cost reduction during the early maturation of prototype designs. Total planned annual hours will be per paragraph 4.0 below.

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1.3	Aircraft Flight Test Vehicle [*****]

Joby will complete unmanned and pending paragraph 1.8 manned flight testing to test the company’s privately developed eVTOL technology to inform and support both civil and military airworthiness acceptance. Joby will provide insight into unique issues related to the electrification of the aviation powertrain and modern capabilities related to flight control and a demonstration of cost reduction during the early maturation of prototype designs. Total planned annual hours will be per paragraph 4.0.

1.4	Fixed Simulator Support

To assist with the training, development of CONOPS, and development of alternative airmen certification, Joby will provide a fixed flight simulator representative of their S4 aircraft along with technicians and instructors. The simulator will be available throughout the period of performance for government use.

1.5	Mobile Simulator Support

To assist with the training, development of CONOPS, and development of alternative airmen certification, Joby will provide a mobile flight simulator representative of their S4 aircraft along with technicians and instructors. The simulator will be available throughout the period of performance for government use at a specified location with the option of establishing a mobile operation for up to three months during the period of performance.

1.6	Fixed Simulator Facility

If executed by the Government, for the full period of performance, this paragraph will provide a suitable location, as agreed upon by the Performer and the Government, for activities described in paragraph 1.4.

1.7	In-Kind Facility Access & Testing Support

As agreed upon by the Performer and the Government, the Government will provide in-kind access to facilities, manpower and materials to facilitate testing such as but not limited to: Climatic Chamber Testing, Wind Tunnel Testing, Electric Field Testing (EMI/HIRF/EMP/etc.), Sand/Salt/Dust/etc., Cyber-Safety, Icing, Reliability, Crashworthiness, FAA Military Aircraft Certification Office, etc.

1.8	Airworthiness Support

Regarding paragraph 1.1 and 1.2 above, the DoD will review the FAA’s determination of experimental airworthiness, development flights to date and safety mitigations in place. Based upon this, DoD will develop a method to permit (memorandum or other) unmanned and manned flight with appropriate mitigations in place.

Regarding paragraph 1.3 above, the DoD will review the FAA’s determination of experimental airworthiness, development flights to date and safety mitigations in place. Based upon this, DoD will develop a method to permit (memorandum or other) unmanned and manned flight with appropriate mitigations in place. Joby will also provide information to support DoD Airworthiness Certification determination activity aimed at leveraging existing engineering data and the civil airworthiness (FAA Type Certification) path being managed by the U.S. Federal Aviation Administration. The DoD will determine unmanned and manned airworthiness criteria and compliance with those criteria.

Flight Test Documentation: The Company shall develop sufficient technical and engineering data to provide sufficient information required for system design, tailored airworthiness, and range safety processes.

The PM-Performer-LDTO/LTO team is responsible for:

1) Performer-Owned, Performer-Operated (COCO) operations.

a) Developing required flight test and safety plans

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b) Satisfying the required AFRL Technical, Cyber Vulnerability, Airworthiness, and Safety Review Boards

c) Conducting (AF) and supporting (Performer) any and all AF mishap investigations

d) Documenting lessons learned

2) Technical and Safety Reviews for flight tests will be conducted IAW the flight test review and approval process.

3) PM and Performer will conduct a Flight Test Planning Meeting (FTPM).

1.9	Digital Engineering/Twin (DE) Studies

1.10

Joby will develop an understanding of how digital engineering/twin concepts can be beneficial. Joby will provide a series of report outs on how these concepts can best be implemented in design, test, certification, production, and maintenance.

1.9 A State of DE

Joby will study and report on the current state of digital engineering/twin capabilities in aerospace including available tools and broad benefits.

1.9 B DE benefits to Joby

Joby will develop a study and will report on how DE can be of benefit to Joby as an aerospace company.

1.9 C DE for Design

Joby will develop a study and will report on the benefits of DE as a tool to enhance design.

1.9 D DE for Test

Joby will develop a study and will report on beneficial uses for DE during testing.

1.9 E DE for Certification

Joby will develop a study and will report on potential ways that DE can contribute to a better design certification process.

1.9 F DE for Production

Joby will develop a study and will report on uses of DE in production and how it can provide benefits.

1.9 G DE for Maintenance

Joby will develop a study and will report on implementation in maintenance and the benefits that can provide.

2. Period of Performance

This agreement will have four periods of performance across 48 months, divided into a base year beginning on the day of award and extending for 12 months with three additional option years that, at the Government’s discretion, will be executed in sequence for 12 consecutive months.

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[*****]

3. Place of Performance

Scope of work will be performed in Santa Cruz, CA; Marina, CA; [*****]; Washington, DC and additional locations that meet government and Performer requirements.

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4. Delivery Schedule

A. Base Year (2020-2021)

	SOW Para Ref	Freq	Months After Award	Data Rights
[*****]	1.1A	quarterly after first flight of quarter	6, 8, 10, 12	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.1B	quarterly	6, 8, 10, 12	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.4	Once	6-12	N/A
[*****]	1.5	Once	6-12	N/A
[*****]	1.6	Once	6-12	N/A
[*****]	1.9A-G	Once per Report (7 Total)	0-12	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.

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B. Option Year 1 (2021-2022)

Description	SOW Para Ref	Freq	Months After Award	Data Rights
[*****]	1.1A	quarterly after first flight of quarter	15, 18, 21, 24	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.1B	quarterly	15, 18, 21, 24	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.2A	quarterly after first flight of quarter	15, 18, 21, 24	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.2B	quarterly	15, 18, 21, 24	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.4	Once	12-24	N/A
[*****]	1.5	Once	12-24	N/A
[*****]	1.6	Once	12-24	N/A

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C. Option Year 2 (2022-2023)

Description	SOW Para Ref	Freq	Months After Award	Data Rights
[*****]	1.1	quarterly after first flight of quarter	27, 30, 33, 36	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.1B	quarterly	27, 30, 33, 36	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.2A	quarterly after first flight of quarter	27, 30, 33, 36	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.2B	quarterly	27, 30, 33, 36	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.3A	quarterly after first flight of quarter	27, 30, 33, 36	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.3B	quarterly	27, 30, 33, 36	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.4	Once	24-36	N/A
[*****]	1.5	Once	24-36	N/A
[*****]	1.6	Once	24-36	N/A

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D. Option Year 3 (2023-2024)

Description	SOW Para Ref	Freq	Months After Award	Data Rights
[*****]	1.1A	quarterly after first flight of quarter	39, 42, 45, 48	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.1B	quarterly	39, 42, 45, 48	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.2A	quarterly after first flight of quarter	39, 42, 45, 48	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.2B	quarterly	39, 42, 45, 48	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.3A	quarterly after first flight of quarter	39, 42, 45, 48	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.3B	quarterly	39, 42, 45, 48	SBIR Data Rights. Vehicle design and likeness cannot be used, modified, or reproduced outside of the US Government.
[*****]	1.4	Once	36-48	N/A
[*****]	1.5	Once	36-48	N/A
[*****]	1.6	Once	36-48	N/A

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The Performer shall document the accomplishments of each completed milestone by submitting the Milestone Report required against Article V: Obligation and Payment, B. Project Payments, Section 2: Milestone Payments for ALINS 1000-7000. The AOTR will verify satisfactory accomplishment of the milestone deliverable based on expectations that the work accomplished is appropriately aligned with the objectives of the program and that specifications and results obtained meet the interests of the Government. Any additional information, questions or requirements will be communicated by the AOTR and AO to the performer within 10 days of receipt of the deliverable. Thereafter, the performer will have 14 days to respond. Payments will be processed upon acceptance of satisfactory completion of the Milestone.

E. Milestone, Test and Interim Reports: The Performer shall submit or otherwise provide to the AO and AOTR documentation describing the extent of the accomplishment of all activities in support of the Milestone.

In general, Reports shall be concise written documents that provide a complete set of data and information to the topic of study under the relevant ALIN. Information discussed shall include sufficient detail to understand the efforts performed, the approach followed, assumptions/limitations, results/findings/discussions, relevance and impact to achieving the milestone, recommendations/conclusions and next steps. Reports may be supplemented with presentations. If the performer wishes to request a detailed presentation in lieu of a report, this must be requested and approved by the AO/AOTR in writing.

F. Hardware: In-person or virtual real time reviews shall be conducted based on mutual agreement to witness the maturation, development, progress, testing and operation of key assets. Photographic and video elements shall also be submitted as appropriate.

For interim progress, the performer will demonstrate appropriate levels of advancement to meet the final objectives of each ALIN. Upon completion of the ALIN effort, the performer shall provide a functional test demonstration commensurate with the intent of the effort. Final milestones shall demonstrate operational capability as defined in the SOW.

G. Flight Testing: The performer shall provide sufficient documented detail to address Flight Readiness requirements in the form of detailed presentations and test plans that address technical objectives, performance reviews, safety plans, hazard mitigations, incident reports, flight test points, and other associated data to support flight readiness and flight test activities.

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